UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 2, 2004

Internap Network Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA		30303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On February 26, 2004, Internap Network Services Corporation (“Internap”) announced the pricing of an underwritten public offering of 35,000,000 shares of its common stock.

On March 1, 2004, Internap became aware that (i) certain unauthorized persons may have accessed an Internet-based investor presentation, or road show, that had been used by Internap in the offering and (ii) portions of the road show presentation were posted by an unauthorized third party on a generally-available Internet photo sharing website. The unauthorized access to the Internet-based investor presentation and the postings to the Internet photo sharing website may each be deemed to constitute a prospectus that does not meet the requirements of the Securities Act, and thus a violation of the Securities Act.

On March 2, 2004, Internap filed a prospectus supplement under Rule 424(b)(3) under the Securities Act, supplementing the prospectus filed by Internap on February 27, 2004, in connection with Internap’s underwritten public offering of shares of common stock. The relevant text of the prospectus supplement is set forth below:

“After the effectiveness of the registration statement of which this prospectus supplement and the related prospectus forms a part, we became aware that (1) certain unauthorized persons may have accessed an Internet-based investor presentation, or road show, that had been used by Internap in the offering and (2) portions of the road show presentation had been posted by an unauthorized third party on a generally-available Internet photo sharing website. The road show presentation was maintained on a password protected website by a third party vendor, and, consistent with the Securities and Exchange Commission’s guidance relating to electronic road show presentations, was intended for access only by prospective investors authorized by the managing underwriters. The presentation included electronic slides that could be viewed during the presentation and oral statements made by members of our management team. Unauthorized access to the road show presentation was provided by posting, without our consent or the consent of the managing underwriters, the website link and passwords on a generally accessible message board maintained on the Yahoo Finance website. In addition, unauthorized access to the electronic slides used in the road show presentation was provided by posting images of the slides to an Internet photo sharing website. The road show presentation and the posted road show slides did not disclose the related risks and uncertainties described in this prospectus. This information should not be considered in isolation and you should make your investment decision only after reading this entire prospectus carefully.

The unauthorized access to the Internet-based investor presentation and the unauthorized postings to the Internet photo sharing website may each be deemed to constitute a prospectus that does not meet the requirements of the Securities Act, and thus a violation of the Securities Act. If we are found to have violated the Securities Act, then for a period of one year from the date of the violation, certain investors who purchase shares of our common stock in this offering may have the right to obtain recovery of the consideration paid in connection with their purchase from us or any person who participated in the offering or, if they had already sold their shares, damages resulting from their purchase and sale of those shares. Any liability would depend, in part, upon the number of shares purchased by investors who assert their right of rescission or claim for damages within the one year statute of limitations period. If asserted, we intend to contest any claims for rescission or damages vigorously. At this stage, it is not possible to estimate the amount of any possible loss from these potential claims.”

The underwriters expect to deliver the shares offered in the public offering on March 3, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: March 2, 2004	By:	/s/ Walter G. DeSocio
Walter G. DeSocio
Vice President—Chief Administrative Officer,
General Counsel and Secretary